Exhibit 99.1

OMNIQ’S Q SHIELD™ AI-BASED SAFE CITY SYSTEM, SELECTED BY TWO ADDITIONAL CITIES TO COMBAT CRIME AND ENFORCE TRAFFIC VIOLATIONS IN BROOKLET, GA AND ELLSWORTH, IA. RESULTING IN 14 ACTIVE CITY DEPLOYMENTS.

SALT LAKE CITY, Nov. 17, 2022 (GLOBE NEWSWIRE) — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Artificial Intelligence (AI)-based solutions and supply chain management, today announced that the Company has been selected by the Cities of Brooklet, Georgia and Ellsworth, Iowa, to deploy its Q Shield vehicle recognition systems (VRS) technology and its cloud based citation management platform. This technology identifies any vehicle driving through the city which is on a National Crime Information Center (NCIC) data base or the cities’ local Bureau of Investigations Database and cites violators who drive through the city with outstanding traffic violations, as well as other alerts such as unregistered vehicles.

Q Shield, OMNIQ’s AI-based machine vision VRS solution uses patented Neural Network algorithms that imitate human brains for pattern recognition and decision-making. More than 17,000 OMNIQ AI based machine vision sensors are installed worldwide, including approximately 7,000 in the U.S. Based on superior accuracy and patented features like identification of make and color combined with superior accuracy based on the sophisticated algorithm and machine learning that largely depends on accumulated data provided by thousands of sensors already deployed.

Shai Lustgarten, CEO commented “Following our initial success with the City of Adrian, GA our first Q Shield deployment, we have seen significant interest in our solution. This success produced a rapid adoption of 12 cities utilizing Q-Shield in less than a year. We are honored to be selected by the Cities of Brooklet, GA and Ellsworth IA, bringing our number of deployed cities to 14. We look forward to improving the everyday lives of the local citizens by creating safer cities with an unbiased approach. Our core strategy for Q Shield remains to take care of today’s problems while preventing tomorrow’s disasters.”

About omniQ Corp.

omniQ Corp. (Nasdaq: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

omniQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad. 14 Safe city active deployments.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in omniQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting omniQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. omniQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Koko Kimball

(385)-758-9241

kkimball@omniq.com